                                 EXHIBIT 10.82

                AGREEMENT FOR PURCHASE AND SALE OF PROPERTY FOR

                               COMDATA BUILDING

                    REAL ESTATE PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,
                        A WISCONSIN CORPORATION, SELLER

                                      AND


                             WELLS CAPITAL, INC.,
                         A GEORGIA CORPORATION, BUYER

                        REAL ESTATE PURCHASE AGREEMENT

                               Table of Contents

Article 1   Agreement and Recital

Article 2   Basic Terms

Article 3   Representations and Warranties
            3.1  Representations and Warranties of Seller
            3.2  No Other Representations and Warranties by Seller
            3.3  Representations, Warranties and Covenants of Buyer
            3.4  Buyer's Reliance on Own Investigation; "AS-IS" Sale

Article 4  The Transaction

            4.1  Escrow
            4.2  Purchase Price
                 4.2.1 Earnest Money
                 4.2.2 Retention and Disbursement of Earnest Money
                 4.2.3 Cash at Closing
            4.3  Conveyance of Deed

Article 5  Title and Survey

            5.1  Title Insurance Commitment
            5.2  Subsequent Matters Affecting Title
            5.3  Survey
            5.4  Effect of Approval Notice

Article 6  Condition of the Property

            6.1  Inspections
                 6.1.1  Inspection of Property
                 6.1.2  Inspection of Due Diligence Documents
            6.2  Entry onto Property
            6.3  Environmental Matters
                 6.3.1  Buyer's Environmental Investigation
                 6.3.2  Seller's Environmental Reports
            6.4  Approval and Termination
                 6.4.1  Buyer's Approval Notice

                 6.4.2  Buyer's Right to Terminate
                 6.4.3  Seller's Right to Termination
            6.5  Service Contracts
            6.6  Estoppel Certificates
            6.7  Management of the Property
            6.8  Leasing
            6.9  Association Estoppel

Article 7   Closing
            7.1  Buyer's Conditions Precedent to Closing
            7.2  Seller's Conditions Precedent to Closing
            7.3  Deposits in Escrow
                 7.3.1  Seller's Deposits
                 7.3.2  Buyer's Deposits
                 7.3.3  Joint Deposits
                 7.3.4  Other Documents.
            7.4  Costs
            7.5  Prorations
                 7.5.1  Generally
                 7.5.2  Like-Kind Exchange (Proration)
            7.6  Insurance
            7.7  Close of Escrow
            7.8  Possession
            7.9  Recorded Instruments
            7.10 Tenant Notice(s)

Article 8   Condemnation and Casualty

Article 9   Notices

Article 10  Successors and Assigns

Article 11  Brokers

Article 12  Covenant Not to Record

Article 13  Default

            13.1  Default By Buyer
            13.2  Default By Seller

Article 14  Non-Default Termination

Article 15  Indemnities

            15.1  Seller Indemnity
            15.2  Buyer Indemnity
            15.3  Unknown Environmental Liabilities
            15.4  Release
            15.5  Survival

Article 16  Miscellaneous

            16.1  Survival of Representations, Covenants, and Obligations
            16.2  Attorneys' Fees
            16.3  Publicity
            16.4  Captions
            16.5  Waiver
            16.6  Time
            16.7  Controlling Law
            16.8  Severability
            16.9  Construction
            16.10  Like-Kind Exchange
                   16.10.1 Assignment of Rights to Agreement to Qualified Intermediary
                   16.10.2  Reassignment
            16.11  Execution
            16.12  Amendments
            16.13  Entire Agreement

Receipt by Escrowholder

Exhibits
--------

Exhibit A -   Special Warranty Deed
Exhibit B -   Assignment and Assumption of Lease
Exhibit C -   Existing Environmental Reports
Exhibit D -   Exceptions to Representations and Warranties
Exhibit E -   "FIRPTA" Affidavit
Exhibit F -   Certificate of Corporate Authorization
Exhibit G -   Quit Claim Bill of Sale
Exhibit H -   Seller's Certificate of Reaffirmation of Representations
Exhibit I -   Buyer's Certificate of Reaffirmation of Representations
Exhibit J -   Tenant Estoppel Certificate
Exhibit K -   Assignment and Assumption of Service Contracts and Other
              Obligations
Exhibit L -   Approval Notice
Exhibit M -   Affidavit as to Debts, Liens, Parties in Possession and Gap
              Coverage
Exhibit N -   Association Estoppel
Exhibit O -   Blanket Transfer and Assignment

                                                                        03/15/01

                    REAL ESTATE PURCHASE AND SALE AGREEMENT
                                   ARTICLE 1

                             AGREEMENT AND RECITAL
                             ---------------------

     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (as defined in Article 2 hereof entitled "Basic Terms") between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (hereinafter referred to as "Seller"), and WELLS CAPITAL, INC., a Georgia corporation (hereinafter referred to as "Buyer").

     Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of Seller's right, title and interest in and to the property commonly known as the Comdata ("Ceridian") building, located at 5301 Maryland Way, in the City of Brentwood, County of Williamson, State of Tennessee, subject to the terms and conditions contained herein.

                                   ARTICLE 2
                                  BASIC TERMS
                                  -----------

     As used herein, the following Basic Terms are hereby defined to mean:

Approval Date                     May 4, 2001
-------------

Broker                            Cushman & Wakefield of Georgia, Inc.
------

Broker's Commission               $499,000.00
-------------------

Buyer's Address For Notice        Wells Capital, Inc.
--------------------------        6200 The Corners Parkway, Suite 250
                                  Norcross, GA 30092
                                  Attention: Mr. Michael C. Berndt

Closing Date                      No earlier than May 15, 2001, and no later
------------
                                  than May 24, 2001, the precise date to be selected by Buyer by notice given at least five business days in advance and absent such notice on May 24, 2001.

Earnest Money                     $500,000.00
-------------

Effective Date                     The later date of execution of this Agreement
--------------                     by Buyer or Seller as shown on the last page
                                   hereof.

Escrowholder                       Chicago Title Insurance Company
------------
                                   20900 Swenson Drive, Suite 900
                                   Waukesha, WI 53186
                                   Attention: Michele Schmid
                                   Phone: 262-796-3864
                                   Fax: 262-796-3888

Lease                              Lease Agreement between THE NORTHWESTERN
-----                              MUTUAL LIFE INSURANCE Company, as Lessor, and
                                   COMDATA NETWORK, INC, as Lessee, dated as of June 20, 1996, as amended by First Amendment to Lease, dated as of October 19, 2000

Tenant                             COMDATA NETWORK, INC., a Maryland corporation
------

Guarantor                          CERIDIAN CORPORATION, a Delaware corporation
---------

Involved Seller Representative(s)  Paul A. Gregory
---------------------------------
(re: Representations and           Frank A. Bell, Jr.
Warranties of Seller)

Materiality Limit                  $200,000.00
-----------------
(re: Casualty and Condemnation)
-------------------------------

Property                           The Seller's interest in the land described
--------                           in Schedule 1 to Exhibit "A" attached hereto
                                   and incorporated herein, together with all rights, privileges, and easements appurtenant to the land (hereinafter referred to as the "Land"), together with the following: (a) all buildings, improvements, and structures located on the Land (hereinafter referred to as the "Improvements"); (b) all personal property owned by the Seller which is used in the operation of the Land and Improvements and located thereon to the extent any exist, including all fixtures and appliances, furniture and furnishings, equipment and supplies and signage and lighting systems
                                   (hereinafter referred to as the "Personal
                                   Property"); (c) all of Seller's interest in the Lease, including those agreements entered into after the Effective Date pursuant to the Section herein entitled "Leasing" and in and to all Service Contracts, as defined in this
                                   Article 2, affecting the Land and
                                   Improvements to which Seller is a party and which (i) Seller chooses to assign and (ii)
                                   Buyer chooses to have assigned to it and to assume pursuant to the provisions of the Subsection hereof entitled "Buyer's Approval
                                   Notice," and (d) all of Seller's interest in any licenses, guarantees, warranties and such other rights, interests, and properties as may be specified in this Agreement to be sold, transferred, assigned, or conveyed by Seller to Buyer. (The Seller's interest in the Land, Improvements, and Personal
                                   Property, together with the other rights and interests described above, are hereinafter collectively referred to herein as the "Property.")

Purchase Price                     $24,950,000.00
--------------

Seller's Address for Notice        The Northwestern Mutual Life
---------------------------        Insurance Company
                                   720 East Wisconsin Avenue
                                   Milwaukee, WI  53202
                                   Attn:  Richard A. Schnell

with copies to:                    Northwestern Investment Management
                                   Company
                                   5 Concourse Parkway, Suite 2410
                                   Atlanta, GA 30328
                                   Attn:  Paul A. Gregory

                                   The Northwestern Mutual Life
                                   Insurance Company

                              720 East Wisconsin Avenue
                              Milwaukee, WI  53202
                              Attn:  Susan A. Sheehy

Service Contracts             Any and all contracts and service agreements
-----------------             affecting the Land and Improvements to which
                              Seller is a party and which Seller chooses to assign to Buyer.

Title Insurer                 Same as Escrow Agent.
-------------


                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          3.1  Representations and Warranties of Seller  Subject to the
               ----------------------------------------
limitations set forth in the Sections hereof entitled "No Other Representations and Warranties by Seller" and "Seller Indemnity," Seller hereby represents and warrants that, except as set forth in Exhibit "D" attached hereto and incorporated herein, to the best of Seller's actual knowledge as of the Effective Date:

          (a) Seller has received no written notice, not subsequently cured, from any governmental entity citing Seller for any material violation of any law, ordinance, order, or regulation which is applicable to the present use and occupancy of the Property;

          (b) there are no modifications or supplements to the Lease except as stated in Article 2 hereof;

          (c) in connection with the Lease: (i) Seller has received no written claim from Tenant or Guarantor alleging that Seller has defaulted in performing any of its obligations under the Lease that has not been cured or otherwise resolved, (ii) no material defaults exist under the Lease on the part of Tenant, (iii) Tenant is not the subject of any bankruptcy, reorganization, insolvency or similar proceeding, (iv) Seller is not holding any security or other deposit under the Lease, and (v) Tenant is not entitle to any special work not yet performed or consideration not yet given in connection with its tenancy;

          (d) Seller has not been served in any litigation, arbitration or other judicial, administrative, or other similar proceedings involving, related to, or arising out of the Property which is currently pending, and which would have a material impact on Buyer's ownership or operation of the Property;

     (e) Seller, and the individuals signing this Agreement on behalf of Seller, have the full legal power, authority, and right to execute and deliver, and to perform their legal obligations under this Agreement, and Seller's performance hereunder and the transactions contemplated hereby, have been duly authorized by all requisite action on the part of Seller and, no remaining corporate action is required to make this Agreement binding on Seller;

     (f)  there are no Service Contracts which survive the Closing;

     (g) Seller has received no official governmental notice of any actual condemnation of the Property or any part thereof;

     (h) Seller has received no written notice from Tenant or any governmental agency with respect to any Hazardous Material contamination on the Property, or with respect to any investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Material or Hazardous Material contamination that is in existence with respect to the Property. As used herein, "Hazardous Material" means any hazardous, toxic or dangerous waste, substance, or material, as currently defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state, or local law, ordinance, rule, or regulation, applicable to the Property, and establishing liability standards or required action as to reporting, discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal, use, or existence of a hazardous, toxic, or dangerous waste, substance or material;

     (i)  there are no employees of the Seller working at the Property;

     (j) Seller quitclaims to Buyer any rights it may have to use the name Comdata as it relates to the operation of the Property; and

     (k) Seller has received no notice of any structural or other defects in the improvements located on the Property.

     Buyer hereby acknowledges that Seller makes no representations or warranties concerning any patents, trademarks, copyrights, or other intellectual property rights, and that "Seller's actual knowledge," upon which all of the representations and warranties set forth in this Section are based, means only the current actual knowledge of the Involved Seller Representative(s), without conducting any investigations whatsoever, or inquiry or review of files in Seller's possession or control in connection with this transaction or the making of the representations contained in this Section. To the best of Seller's actual knowledge, there are no employees of Seller or Northwestern Investment Management Company, who are likely to have information regarding the representations and warranties set forth in this Section which would be superior to that of the Involved Seller Representative(s). The sole and exclusive obligations of Seller with respect to the representations set forth in this Section shall be as set forth in the Section hereof entitled "Seller Indemnity."

       3.2  No Other Representations And Warranties By Seller  Except as set
            -------------------------------------------------
forth in this Agreement and the representations expressly set forth in any documents executed by Seller and to be delivered to Buyer at the Closing, Seller makes no other, and specifically negates and disclaims any other, representations, warranties, promises, covenants, agreements, or guarantees of any kind or character whatsoever, whether express or implied, oral, or written, past, present, or future, concerning, with respect to or regarding the Property, including, without limitation: (i) the ownership, management, and operation of the Property; (ii) title to the Property; (iii) the physical condition, nature, or quality of the Property and any personal property, including, without limitation, the quality of the soils on and under the Property and the quality of the labor and materials included in any buildings or other improvements, fixtures, equipment, or personal property comprising a portion of the Property;
(iv) the fitness of the Property for any particular purpose; (v) the presence or suspected presence of Hazardous Material on, in, under, or about the Property (including, without limitation, the soils and groundwater on and under the Property); (vi) the compliance of the Property with applicable governmental laws or regulations, including, without limitation, the Americans with Disabilities Act of 1990, environmental laws and laws or regulations dealing with zoning or land use; or (vii) the past or future operating results and value of the Property (items i-vii hereinafter collectively referred to as "Condition and Quality").

       3.3  Representations, Warranties and Covenants of Buyer  Buyer hereby
            --------------------------------------------------
represents and warrants to Seller that:

       (a) Buyer, and the individuals signing this Agreement on behalf of Buyer, have the full legal power, authority, and right to execute and deliver, and to perform their legal obligations under this Agreement, and Buyer's performance hereunder and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer and no remaining action is required to make this Agreement binding on Buyer;

       (b) Buyer shall deliver to Seller, pursuant to the provisions of the Subsection hereof entitled "Buyer's Environmental Investigation," any and all environmental reports on or concerning the Property that will be prepared by Buyer or on Buyer's behalf;

       (c) Prior to closing, Buyer shall hold in strict confidence any and all documents and information relating to the Property which are disclosed to or obtained by Buyer during the term of this Agreement, and shall not disclose any such information to any third party except to the extent necessary to enable Buyer to evaluate the condition of the Property or obtain financing to consummate the Closing and except to representatives of the broker dealer community with whom Buyer or its affiliates have a relationship. Buyer shall inform its representatives, permitted assigns, sources of debt or equity financing and third party consultants of the confidential nature of such information and shall require that they agree to treat such information confidentially. Failure to hold such information in strict confidence shall constitute a material default hereunder on the part of Buyer; and

       (d) Buyer or its affiliates have the financial capacity to perform its obligations under this Agreement.

       The provisions of this Section shall survive Closing or other termination of this Agreement.

       3.4  Buyer's Reliance on Own Investigation; "AS-IS" Sale
            ---------------------------------------------------

       (a) Buyer agrees and acknowledges that, as of the Closing Date, Buyer shall have made such feasibility studies, investigations, title searches, environmental studies, engineering studies, inquires of governmental officials, and all other inquiries and investigations as Buyer shall deem necessary to satisfy itself as to the Condition and Quality of the Property. By proceeding with Closing, Buyer acknowledges that it has been given ample opportunity to inspect the Property.

       (b) Except as otherwise expressly provided in this Agreement, Buyer further acknowledges and agrees that, at Closing, (I) Buyer will buy and is buying the Property in its then condition, "AS IS, WHERE IS" and with all faults, and solely in reliance on Buyer's own investigation, examination, inspection, analysis and evaluation, and (II) Buyer is not relying on any statement or information made or given, directly or indirectly, orally or in writing, express or implied, by Seller its agents or broker as to any aspect of the Property, including without limitation, the Condition and Quality (as defined in the Section hereof entitled "No Other Representation And Warranties of Seller") but, rather, is and will be relying on independent evaluations by its own personnel or consultants to make a determination as to the physical and economic nature, condition and prospects of the Property.

       (c) The agreements and acknowledgments contained in this Section constitute a conclusive admission that Buyer, as a sophisticated, knowledgeable investor in real property, shall acquire the Property solely upon its own judgment as to any matter germane to the Property or to Buyer's contemplated use of the Property, and not upon any statement, representation, or warranty by Seller, or any agent representative of Seller (including Broker), which is not expressly set forth in this Agreement.

     The provisions of this Section shall survive Closing.

                                   ARTICLE 4
                                THE TRANSACTION
                                ---------------

     4.1  Escrow  In order to effect the conveyance contemplated by this
          ------
Agreement, the parties hereto agree to open an escrow account with Escrowholder. A copy of this Agreement shall be furnished to, and acknowledged by, Escrowholder upon full execution hereof by Seller.

     4.2  Purchase Price  Subject to the provisions hereof, Buyer agrees to pay
          --------------
the Purchase Price for the Property to Seller as follows:

          4.2.1  Earnest Money Within two (2) business after the Effective Date,
                 -------------
Buyer shall deposit with Escrowholder the Earnest Money and Buyer shall cause Escrowholder to notify Seller, no later than two (2) business days after Escrowholder's receipt thereof, that Escrowholder has received the Earnest Money in cash or other immediately payable funds, and is holding same in accordance with the terms hereof. Failure of Buyer to timely deposit the Initial Earnest Money with Escrowholder shall constitute a material default by Buyer hereunder.

          4.2.2  Retention and Disbursement of Earnest Money  In accordance with
                 -------------------------------------------
the terms of this Agreement, the Earnest Money shall be either (i) applied against the Purchase Price, (ii) refunded to Buyer, or (iii) disbursed to Seller. The Earnest Money shall be held in an interest-bearing account at a federally-insured bank in the name of Escrowholder. The Escrowholder shall not disburse any of the Earnest Money except (a) in accordance with this Agreement,
(b) in accordance with written instructions executed by both Buyer and Seller, or (c) in accordance with the following procedure:

     If Buyer or Seller, by notice to the Escrowholder, makes demand upon the Escrowholder for the Earnest Money (the "Demanding Party"), the Escrowholder shall, at the expense of the Demanding Party, give notice of such demand (the "Notice of Demand") to the other party (the "Other Party"). If the Escrowholder does not receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, the Escrowholder shall disburse the Earnest Money to the Demanding Party. In the event that the Escrowholder does receive notice from the Other Party contesting such disbursement of the Earnest Money within five
(5) business days from the date on which the Notice of Demand was given, the Escrowholder shall thereafter disburse the Earnest Money only in accordance with written instructions executed by both Buyer and Seller, or in accordance with a final, non-appealable court order.

       4.2.3  Cash At Closing  Buyer shall pay to Seller the Purchase Price in
              ---------------
cash or other immediately payable funds, less the Earnest Money held by Escrowholder and, plus costs to be paid by Buyer pursuant to the terms of this Agreement, and plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Seller. If Seller desires to transfer the Property in a transaction qualifying as a like-kind exchange under the Internal Revenue Code Section 1031 and the regulations thereunder, the Earnest Money shall be refunded to Buyer at Closing and, the Purchase Price shall not be adjusted for the Earnest Money.

  4.3  Conveyance of Deed  Subject to the provisions hereof, Seller shall, on or
       ------------------
before the Closing Date, convey the Property to Buyer by a Special Warranty
Deed (the "Deed") in substantially the form as Exhibit "A" attached hereto and incorporated herein, subject to those matters permitted therein.

                                   ARTICLE 5
                               TITLE AND SURVEY
                               ----------------

  5.1  Title Insurance Commitment  Seller shall, as soon as reasonably
       --------------------------
possible after the Effective Date, obtain and deliver to Buyer a title insurance commitment (the "Commitment") and copies of the recorded instruments referred to therein from Title Insurer with respect to the Property, with the cost thereof to be paid in accordance with the Section hereof entitled "COSTS." Buyer shall have ten (10) days after its receipt of the Commitment and instruments to examine same and to notify Seller in writing of its objections to title (all items so objected to being hereinafter referred to as the "Objectionable Items"). All matters affecting title to the Property as of the date of the Commitment, except those specifically and timely objected to by Buyer in accordance with this Section shall be deemed approved by Buyer and shall be deemed to be "Permitted Exceptions." If Buyer timely notifies Seller of any Objectionable Items, Seller may, but shall not be obligated to, cure or remove same; however, Seller agrees to consult with the Title Insurer in order to determine which Objectionable Items, if any, the Title Insurer is willing to remove, all with no action required on the part of Seller. Notwithstanding the foregoing, on or before Closing, Seller shall discharge any and all mortgages, deeds of trust, mechanics' liens, judgment liens and other monetary encumbrances on the Property, other than taxes, assessments and any other governmental impositions which are not then due and payable.

  If Seller and/or Title Insurer does cure or remove all such Objectionable Items, Buyer shall have no further right to terminate this Agreement pursuant to this Section. Such Objectionable Items shall be deemed cured or removed if Title Insurer issues a revised Commitment to issue, at Closing, an ALTA Owner's Policy of Title Insurance in the amount of the Purchase Price in favor of Buyer as the grantee of Seller's interest in the Property with such Objectionable Items having been removed as exceptions or insured over by Title Insurer. Seller shall notify Buyer, within ten (10) business days after Seller's receipt of Buyer's notice of Objectionable Items, as to which Objectionable Items Seller and/or Title Insurer are willing or able to cure or remove ("Seller's Election"); and if no such notice is given within such time period, Seller shall be deemed to have elected not to cure any of the Objectionable Items. If Seller is unwilling or unable to cure some or all of the Objectionable Items, Buyer shall, as its sole and exclusive remedy in such event, make an election in writing ("Buyer's Election"), within five (5) days after receipt by Buyer of Seller's Election (or the expiration of the time period for Seller to make Seller's Election if Seller fails to send notice of Seller's Election) either:

     (a) to accept title to the Property subject to the Objectionable Items which Seller is unwilling or unable to cure (all such items being thereafter included in "Permitted Exceptions"), in which event the obligations of the parties hereunder shall not be affected by reason of such matters, the sale contemplated hereunder shall be consummated without reduction of the Purchase Price, and Buyer shall have no further right to terminate this Agreement pursuant to this Section; or

     (b) to terminate this Agreement in accordance with Article 14 hereof entitled "Non-default Termination."

     If Seller has not received Buyer's Election within such five (5) day period, Buyer shall be deemed conclusively to have elected to accept title to the Property in accordance with Subsection (a) above.

     At Closing, Seller shall provide Title Insurer with an Affidavit as to Debts, Liens, Parties in Possession and GAP Coverage in the from of Exhibit "M" attached hereto and incorporated herein. Under no circumstances shall Seller be obligated to give the Title Insurer any certificate, affidavit, or other undertaking of any sort which would have the effect of increasing the potential liability of Seller over that which it would have by giving Buyer the Special Warranty Deed required hereunder.

     5.2  Subsequent Matters Affecting Title  If, for any reason whatsoever,
          ----------------------------------
including without limitation "Objectionable Items" first appearing of record subsequent to the effective date of the Title Commitment, the title insurance policy which would otherwise be delivered to Buyer at Closing reflects, as exceptions, any items other than Permitted Exceptions, which would materially, adversely affect the Property, such items shall, if and only if Buyer shall give written notice thereof to Seller no later than the Closing Date, be deemed "Objectionable Items," and, if Buyer shall so give notice to Seller, then:

     (a) the Closing shall be postponed to the first business day which is thirty (30) days after the date previously set for Closing, or such earlier date as may be mutually agreed to between Buyer and Seller; and

     (b) the rights and obligations of Buyer and Seller with regard to such Objectionable Items shall be as set forth in the Section hereof entitled "Title Insurance Commitment."

     5.3  Survey  As soon as possible after the Effective Date, Seller shall
          ------
provide Buyer with Seller's most recent available survey of the Property. Buyer has the option, provided that Buyer does so promptly after the Effective Date and at Buyer's sole cost and expense, to obtain its own survey of the Property, and upon completion of such survey shall provide a certified original survey to Seller and Title Insurer. If as a result of reviewing the survey, Buyer or Title Insurer determines there are additional exceptions to title other than Permitted Exceptions which, in Buyer's sole judgment, would materially adversely affect Buyer's intended use of the Property, such items shall, if and only if Buyer shall give written notice thereof to Seller no later than ten (10) days after Buyer's receipt of the survey, be deemed "Objectionable Items," and, if Buyer shall so give notice to Seller, then the rights and obligations of Buyer and Seller with regard to such Objectionable Items shall be as set forth in the Section hereof entitled "Title Insurance Commitment."

     5.4  Effect Of Approval Notice  Notwithstanding anything contained herein
          -------------------------
to the contrary, any Approval Notice sent by Buyer to Seller pursuant to the provisions of the Subsection hereof entitled "Buyer's Approval Notice" shall be deemed to be Buyer's approval of the survey and of the condition of title to the Property pursuant to the provisions of the Sections herein entitled "Title Insurance Commitment" and "Survey."

                                   ARTICLE 6
                           CONDITION OF THE PROPERTY
                           -------------------------

     6.1  Inspections
          -----------

               6.1.1  Inspection of Property BUYER HAS BEEN EXPRESSLY ADVISED BY
                      ---------------------
SELLER TO CONDUCT AN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTY (subject to the provisions hereof), UTILIZING EXPERTS AS BUYER DEEMS NECESSARY. Subject to the provisions of the Section and Subsection hereof entitled "Buyer Indemnity" and "Buyer's Environmental Investigation," respectively, from the Effective Date until the Approval Date (the "Inspection Period"), Buyer shall have the right to conduct, at its own expense, an inspection of the Property to determine, among other things, the Condition and Quality of the Property as defined in the Section hereof entitled "No Other Representations And Warranties By Seller."

     Subject to the provisions of the Section hereof entitled "ENTRY ONTO PROPERTY," Buyer, its contractors and/or agents, may enter upon the Property for purposes of examining its terrain, access thereto and physical condition, conduct engineering and/or feasibility studies, conduct site analyses and make any test or inspection Buyer may deem necessary related to the Property. During the Inspection Period Seller will provide Buyer and its representatives with reasonable access to the Property subject to the provisions of the Section hereof entitled "Entry onto Property."

              6.1.2 Inspection of Due Diligence Documents Upon written request,
                    -------------------------------------
Buyer may have access to, and may copy at Buyer's sole expense, the following items relating to the Property which are in the possession or control of the management agent: (i) copies of the income and expense operating statements for the Property for the most recent two (2) calendar years and the partial current year; (ii) the Lease; (iii) the real property tax assessment and tax bills with respect to the Property for the past year; (iv) utility bills which have been the obligation of Seller for the preceding twelve (12) months; (v) all available warranties and guarantees, if any; (vi) available licenses and permits, if any;
(vii) all assignable Service Contracts, including any and all amendments thereto; (viii) available soils reports, if any; (ix) maintenance reports; (x) invoices; and (xi) any tenant files.

       6.2 Entry onto Property Notwithstanding anything contained herein to the
           -------------------
contrary, Buyer, its contractors and/or agents, may only enter onto the Property during the Inspection Period, provided Buyer has obtained the prior authorization of Seller, and then only in the company of Seller or its agents. Seller shall respond to Buyer's requests for authorization to enter onto the Property within a reasonable period of time, and shall cooperate with Buyer in good faith to make arrangements for Seller or its agents to so accompany Buyer, its contractors and/or agents. Buyer's inspection rights shall be subject to the rights of the tenant(s), including without limitation, rights of quiet enjoyment, and Buyer agrees that it will not unreasonably interfere with any tenant(s), contractors on the Property, or Seller's operation of the Property.

       Upon Buyer's execution of this Agreement, Buyer or its agents or contractors, shall obtain and keep in full force and effect, insurance as set forth below, naming Seller and its wholly owned subsidiaries and agents, as additional insureds on the Commercial General Liability and Business Automobile insurance policies, and shall provide Seller with certificates of insurance satisfactory to Seller evidencing such insurance

          Type                                          Limits
          ----                                          ------
     Worker's Compensation/Employer's Liability    Statutory/$500,000

     Commercial General Liability                  $1,000,000/occurrence
                                                   $1,000,000/aggregate

     Business Automobile Liability                 $1,000,000 Combined
                                                   Single Limit

     In addition, in the event Buyer chooses to conduct any invasive environmental investigation of the Property, Buyer must first receive Seller's prior written consent, and prior to any invasive testing occurring, Buyer must furnish to Seller, at Buyer's expense, a certificate of insurance satisfactory to Seller, naming Seller and its wholly owned subsidiaries and agents as additional insureds, evidencing that Buyer, and/or its agents or contractors, have the following insurance in full force and effect meeting the requirements set forth below :

             Type                                Limits
             ----                                ------

   Professional Liability                     $1,000,000/occurrence
   (including Pollution Coverage)             $1,000,000/aggregate

   Contractor's Pollution Liability           $5,000,000/occurrence
                                              $5,000,000/aggregate

     The aforesaid coverages shall be maintained throughout the term of this Agreement. Furthermore, any coverage written on a "Claims-Made" basis shall be kept in force, either by renewal or the purchase of an extended reporting period, for a minimum period of one (1) year following the termination of this Agreement. Nothing herein contained shall in any way limit Buyer's liability under this Agreement or otherwise.

     Buyer shall observe, and cause its agents and/or contractors to observe, all appropriate safety precautions in conducting Buyer's inspection of the Property and perform all work and cause its agents and/or contractors to perform all work, in such a manner so as not to cause any damage to the Property, injury to any person or to the environment, or interference with any ongoing operations at the Property. Buyer shall indemnify, defend, and hold Seller and its wholly owned subsidiaries, agents, employees, officers, directors, trustees, or other representatives of Seller (collectively, the "Indemnified Parties") harmless from and against any losses, damages, expenses, liabilities, claims, demands, and causes of action (together with any legal fees and other expense incurred by any of the Indemnified Parties in connection therewith), resulting directly or indirectly from, or in connection with, any inspection of or other entry upon the Property (including any investigation of the Property necessary for completion of Buyer's Environmental Report and any entry onto the Property with the authorization of Seller) by Buyer, or its agents, employees, contractors, or other representatives, including, without limitation, any losses, damages, expenses, liabilities, claims, demands, and causes of action resulting, or alleged to be resulting, from injury or death of persons, or damage to the Property or any other property, or mechanic's or materialmen's liens placed against the Property in connection with Buyer's inspection thereof. Buyer agrees to promptly repair any damage to the Property directly or indirectly caused by any acts of Buyer, or its agents, and/or contractors, and to restore the Property to the condition that existed prior to Buyer's entry. This Section shall survive Closing or other termination of this Agreement.

     6.3  Environmental Matters
          ---------------------

            6.3.1 Buyer's Environmental Investigation Subject to the provisions
                  -----------------------------------
of the Section hereof entitled "Entry Onto Property," during the Inspection Period, Buyer, at its option, may conduct, at Buyer's sole cost and expense, such independent investigation and inspection of the Property as Buyer shall deem reasonably necessary to ascertain the environmental condition of the Property. Buyer shall, within five (5) business days of Buyer's receipt, deliver to Seller any reports or other results of Buyer's environmental investigation of the Property (collectively "Buyer's Environmental Report(s)"). Failure of Buyer to timely deposit Buyer's Environmental Reports with Seller shall constitute a material default by Buyer hereunder. Buyer agrees that it will not undertake, without Seller's prior written consent, any invasive environmental study, or any test, sampling, or other action detrimental to the physical condition or appearance of any portion of the Property, and Buyer agrees not to disturb any asbestos which may be on the Property.

            6.3.2  Seller's Environmental Reports  Buyer may examine the
                   ------------------------------
environmental reports in Seller's possession in connection with the Property that were commissioned by Seller or a third party; provided, however, that in connection with any environmental report commissioned by a third party only, Seller shall release such environmental report to Buyer, only in the event Seller is under no obligation to keep such information confidential (hereinafter collectively referred to as the "Existing Environmental Report(s)"). The Existing Environmental Report(s) are listed on Exhibit "C" attached hereto and incorporated herein, copies of which will be furnished to Buyer contemporaneously with the full execution of this Agreement. In addition, Seller may, but shall not be required to commission further environmental testing of the Property by a firm selected by Seller, the cost of which shall be paid by Seller ("Future Environmental Report"). The Existing Environmental Report(s) and any Future Environmental Report(s) are hereinafter collectively referred to as "Seller's Environmental Reports." Seller shall provide Buyer with a copy of any final Future Environmental Report as soon as possible after Seller's receipt of same. Anything to the contrary herein notwithstanding, Seller shall have no responsibility or liability with respect to the results or any inaccuracies in any Seller's Environmental Report(s), and makes no representations or warranties whatsoever regarding (i) the completeness of Seller's Environmental Report(s), (ii) the truth or accuracy of Seller's Environmental Report(s), or (iii) except as otherwise expressly provided in this Agreement, the existence or nonexistence of any hazardous or toxic wastes or materials in, on, or about the Property. Further, Seller is not assigning Seller's Environmental Report(s) to Buyer, nor granting Buyer any rights with respect to any environmental firm(s) producing Seller's Environmental Report(s).

     6.4  Approval And Termination
          ------------------------

               6.4.1 Buyer's Approval Notice  On or before the Approval Date,
                     -----------------------
Buyer shall deliver to Seller and Escrowholder a written notice ("Approval Notice") in the form of Exhibit "L" attached hereto and incorporated herein, to the effect that Buyer has approved all aspects of the Property and chooses to proceed under the terms of the Agreement. Buyer shall also specify in the Approval Notice those Service Contracts which Buyer elects to have assigned to it, and the failure of Buyer to so specify shall all be deemed to be an election by Buyer to have all Service Contracts assigned to it and assume all Service Contracts (except Seller's contract with the management company for the Property). If Buyer does not timely send the Approval Notice, Buyer will be conclusively deemed to have terminated the Agreement, in which event this Agreement shall terminate in accordance with Article 14 hereof entitled "Non-Default Termination."

               6.4.2 Buyer's Right To Terminate In addition to Buyer's rights
                     --------------------------
under the Subsection hereof entitled "Buyer's Approval Notice," in the event Seller shall deliver to Buyer any Future Environmental Report(s) at any time after the date which is ten (10) days prior to the Approval Date, and if Buyer is not satisfied with the results of the Future Environmental Report(s) based solely on matters not previously disclosed or known to Buyer, Buyer shall have the right to terminate this Agreement in accordance with Article 14 hereof entitled "Non-Default Termination," by giving Seller written notice of such termination on or before the date which is ten (10) days after Buyer's receipt of any Future Environmental Report ("Buyer's Review Date"). If Buyer receives any Future Environmental Reports less than ten (10) days before the Closing Date, then the Closing shall occur one (1) business day after Buyer's Review Date, or such earlier date to which Buyer and Seller may mutually agree upon. If Seller shall not timely receive a notice of termination from Buyer, Buyer shall be conclusively deemed to have approved the results of any Future Environmental Report, and Buyer shall have no further right to terminate this Agreement with respect to matters set forth in this Subsection.

               6.4.3 Seller's Right To Termination If Buyer's Environmental
                     -----------------------------
Report or any Future Environmental Report discloses any existing environmental condition affecting the Property which was not disclosed in Seller's Environmental Report, then if Seller in its sole discretion, is not satisfied with Buyer's Environmental Report or any Future Environmental Report, Seller shall have the right to terminate this Agreement, in accordance with Article 14 hereof entitled "Non-Default Termination," by giving Buyer notice of termination on or before the date which is ten (10) days after the later of Seller's receipt of Buyer's Environmental Report or of any Future Environmental Report (the "Seller's Review Date"). If Seller receives Buyer's Environmental Report, or any Future Environmental Report less than ten (10) days before the Closing Date, then the Closing shall occur one (1) business day after Seller's Review Date, or such earlier date to which Buyer and Seller may mutually agree upon. If Buyer shall not timely receive notice of termination from Seller, Seller shall be conclusively deemed to have accepted the results of Buyer's Environmental Report and/or any Future Environmental Report, and Seller shall have no further right to terminate this Agreement with respect to matters set forth in this Subsection.

       6.5  Service Contracts  With respect to the Service Contracts which Buyer
            -----------------
has elected not to have assigned to it, as indicated in the Approval Notice, Seller shall terminate such Service Contracts effective as of the Closing Date. If and to the extent that any such Service Contract is not terminable until a date after the Closing, notwithstanding Seller's delivery of the appropriate termination notice, then Buyer shall be responsible therefor for any such Service Contract from the Closing Date until the effective date of termination. Seller shall deliver the applicable notices of termination as soon as practicable following the Approval Date, but shall have no obligation to deliver such notices prior to Seller 's receipt of the Approval Notice.

       6.6  Estoppel Certificates  On or before the date which is at least five
            ---------------------
(5) days prior to the Approval Date, Seller shall use commercially reasonable efforts to furnish to Buyer an estoppel certificate completed by Tenant and Guarantor, on the form attached hereto and incorporated herein as Exhibit "J". If Seller is not reasonably able to obtain an estoppel certificate from Tenant or Guarantor on or before the Approval Date, the same shall not be a default by Seller and, subject to Buyer's right to terminate this Agreement pursuant to
Section 6.4 of this Agreement, Buyer shall nonetheless be obligated to close the purchase of the Property.

       6.7  Management of The Property  Until the Closing occurs, Seller shall
            --------------------------
have the right to manage the Property in a manner deemed reasonable in Seller's sole discretion, and Seller shall use good faith efforts to maintain the Property, ordinary wear and tear excepted, following the Effective Date until the Closing Date, in substantially the same manner that Seller has maintained the Property prior to the Effective Date.

       6.8  Leasing  Seller shall have the right to amend the Lease in its sole
            -------
discretion; provided, however, that Seller shall, prior to execution, send a copy of any proposed amendment ("Proposal") to Buyer for its approval, which approval Buyer shall not unreasonably withhold or delay. If Seller shall not receive written notice of objection from Buyer on or before 5 p.m. five (5) business days following Buyer's receipt of a Proposal, Buyer shall be conclusively deemed to have approved the Proposal (the Lease and all amendments subsequently approved or deemed approved by Buyer are referred to herein as "Approved Lease").

       6.9 Association Estoppel On or before the Approval Date, Seller agrees to
           --------------------
use commercially reasonable efforts to obtain and deliver to Buyer an estoppel certificate completed by an authorized representative of any entity administering or governing the recorded covenants against the Property in substantially the form of Exhibit O attached hereto.

                                   ARTICLE 7
                                    CLOSING
                                    -------

     7.1  Buyer's Conditions Precedent To Closing  The obligations of Buyer with
          ---------------------------------------
regard to Closing under this Agreement are, at its option, subject to the fulfillment of each and all of the following conditions prior to or at the
Closing:

     (a) Seller shall have performed and complied with all the agreements and conditions required in this Agreement to be performed and complied with by Seller prior to Closing; and Escrowholder may deem all such items to have been performed and complied with when Seller has deposited all items in Escrow as required hereunder;

     (b) Title Insurer will issue its ALTA Owner's Policy of Title Insurance in the amount of the Purchase Price showing title vested in Buyer subject only to the Permitted Exceptions and the usual exceptions found in said policy; and

     (c) the representations of Seller contained herein shall be true and correct in all material respects as of the Closing Date.

     7.2  Seller's Conditions Precedent To Closing  The obligations of Seller
          ----------------------------------------
with regard to Closing under this Agreement are, at Seller's option, subject to the fulfillment of each and all of the following conditions prior to or at the
Closing:

     (a) Buyer performing and complying with all the agreements and conditions required by this Agreement to be performed and complied with by Buyer prior to Closing; and Escrowholder may deem all such items to have been performed and complied with when Buyer has deposited with Escrowholder all items required hereunder;

     (b) the results of Buyer's Environmental Report and Future Environmental Report, if any, shall be satisfactory to Seller in its sole discretion; and

     (c) the representations of Buyer contained herein shall be true and correct in all material respects of the Closing Date.

     7.3  Deposits in Escrow  On or before the day preceding the Closing Date:
          ------------------

            7.3.1  Seller's Deposits  Seller shall deliver to Escrowholder the
                 -----------------
following to be held in escrow:

     (a)  The Deed in proper form for recording;
          --------

     (b)  "Firpta" Affidavit in the form attached hereto and incorporated herein
          ------------------
     as Exhibit "E";

     (c)  Certificate of Corporate Authorization in the form attached hereto and
          --------------------------------------
     incorporated herein as Exhibit "F";

     (d)  Bill of Sale in the form attached hereto and incorporated herein as
          ------------
     Exhibit "G" conveying to Buyer all of Seller's interest in the Personal Property owned by Seller;

     (e)  Affidavit as to Debts, Liens, Parties in Possession and GAP Coverage
          --------------------------------------------------------------------
     in the form attached hereto and incorporated herein as Exhibit "M";

     (f)  Seller's Certificate of Reaffirmation of Representations in the form
          --------------------------------------------------------
     attached hereto and incorporated herein as Exhibit "H";

     (g)  Seller's closing instructions to the Escrowholder, and
          -----------------------------

     (h)  Assignment of Intangibles in the form of Exhibit N attached hereto.
          -------------------------

            7.3.2  Buyer's Deposits  Buyer shall deliver to Escrowholder the
                   ----------------
following to be held in escrow:

     (a) the Purchase Price, less the Earnest Money (if the Earnest Money is not refunded to Buyer at Closing pursuant to the Subsection hereof entitled "Cash At Closing") plus costs to be paid by Buyer pursuant to the terms of this Agreement, and plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Seller;

     (b) Buyer's closing instructions to the Escrowholder; and
         ----------------------------

     (c) Buyer's Certificate of Reaffirmation of Representations in the form
         -------------------------------------------------------
     attached hereto and incorporated herein as Exhibit "I".

            7.3.3  Joint Deposits  Buyer and Seller shall jointly deposit with
                   --------------
Escrowholder the following documents, each executed by persons or entities duly authorized to execute same on behalf of Buyer and Seller:

     (a)  Closing Statement prepared by Escrowholder for approval by Buyer and
          -----------------
     Seller two (2) business days prior to the Closing Date and such closing statements shall be deposited with Escrowholder after the same has been executed by Buyer and Seller. The parties acknowledge that in the event of an assignment by Seller of its rights to this Agreement to a Qualified Intermediary as defined in the Subsection hereof entitled "Assignment of Rights to Agreement to Qualified Intermediary" then, consistent with said assignment, said closing statement shall be executed by Qualified Intermediary in lieu of The Northwestern Mutual Life Insurance Company;

     (b)  Assignment and Assumption of Lease in the form attached hereto and
          ----------------------------------
     incorporated herein as Exhibit "B" assigning to Buyer all of Seller's right, title, and interest in the Tenant Leases; and

     (c)  Assignment and Assumption of Service Contracts And Other Obligations
          --------------------------------------------------------------------
     in the form attached hereto and incorporated herein as Exhibit "K" assigning to Buyer all of Seller's right, title, and interest in the Service Contracts and other obligations.

            7.3.4  Other Documents  Buyer and Seller shall deposit with
                   ---------------
Escrowholder all other documents which are required to be deposited in escrow by the terms of this Agreement.

       7.4  Costs  Buyer shall pay the cost of (i) a standard ALTA Owner's Title
            -----
Insurance Policy, and the cost of all endorsements to such owner's policy, (ii) the survey, and (iii) all other costs and expenses incurred by it in connection with the sale and Closing. Seller shall pay the (i) Broker's Commission referred to in Article 2 hereof entitled "Basic Terms," (ii) the realty transfer or stamp taxes, (iii) recording fees, and (iv) all other costs and expenses incurred by it in connection with the sale and Closing. Buyer and Seller shall equally share the cost of the Escrowholder's charge for the escrow, if any. Buyer and Seller shall each pay its own legal fees incurred in connection with the drafting and negotiating of this Agreement and the Closing of the transaction contemplated herein.

       7.5  Prorations
            ----------

              7.5.1. Generally The following items shall be prorated between
                     ---------
Buyer and Seller as of the Closing Date:

     (a)  Taxes and Assessments  General real estate taxes and assessments and
          ---------------------
     other similar charges which are a lien on the Property, but not yet due and payable as of the Closing Date, shall be prorated based upon the most recent tax bill and will be final. Any assessments levied against the Property which are payable on an installment basis and which installments are due, payable and outstanding on the Closing Date shall be paid by Seller on the Closing Date.

     (b)  Rentals, Other Income and Security Deposits  Rentals and other amounts
          -------------------------------------------
     and items of income relating to the Property, including prepaid rents and percentage rentals shall be prorated as of the Closing Date, and will be final. Buyer shall receive a credit at the Closing for the aggregate amount of tenant security deposits held by or on behalf of Seller.

     (c)  Expenses  All expenses of operating the Property which have been
          --------
     prepaid by Seller (except insurance pursuant to the Section hereof entitled "INSURANCE") shall be prorated. Expenses incurred in operating the Property that Seller customarily pays and any other costs incurred in the ordinary course of business or the management and operation of the Property shall be prorated on an accrual basis.

     (d)  Utilities  Seller shall receive credit for assignable utility
          ---------
     deposits, if any, which are assigned to Buyer at Buyer's request or with Buyer's consent. To the extent possible, Seller shall cause all utility meters which are not payable by tenants, to be read as of the Closing Date, and Seller shall pay all charges for those utilities payable by Seller with respect to the Property which have accrued to and including the Closing Date and Buyer shall pay all such expenses accruing after the Closing Date.

       Notwithstanding the foregoing, the following items shall be paid by Buyer or Seller to the other party at Closing, in cash or other immediately payable funds (and shall not be credited against the Purchase Price): (i) the prorated amount due either party, if any, of the rentals and other amounts of income relating to the Property referred to in Subsection 7.5.1(b); (ii) the aggregate amount of tenant security deposits referred to in Subsection 7.5.1(b); (iii) the prorated amount due either party, if any, of the expenses and costs referred to in the second sentence of Subsection 7.5.1(c); (iv) and the prorated amount due either party, if any, of the charges for utilities referred to in the second sentence of Subsection 7.5.1(d).

       Buyer and Seller agree to estimate any amounts which cannot be determined accurately as of the Closing Date. All of the foregoing prorations shall be final as of the Closing Date. Prorations and adjustments shall be made by credits to or against the Purchase Price. For purposes of calculating prorations, Seller shall be deemed to be entitled to the income and responsible for the expenses for the entire day upon which the Closing occurs. All prorations shall be made in accordance with customary practice in the county in which the Property is located, except as expressly provided herein; in the event of dispute between Buyer and Seller, the advice of the Title Insurer shall be determinative as to what is customary.

          7.5.2  Like-Kind Exchange (Proration)  In the event of an assignment
                 ------------------------------
by Seller of its rights to this Agreement to a Qualified Intermediary under the Subsection hereof entitled "Assignment of Rights to Agreement to Qualified Intermediary" then, notwithstanding the provisions of the Subsection hereof entitled "Generally," the following items shall be paid by Seller to Buyer at Closing, in cash or other immediately payable funds (and shall not be credited against the Purchase Price): (i) the prorated amount due Buyer, if any, of the rentals and other amounts of income relating to the Property referred to in Subsection 7.5.1(b); (ii) the aggregate amount of tenant security deposits referred to in Subsection 7.5.1(b); (iii) the prorated amount due Buyer, if any, of the expenses and costs referred to in the second sentence of Subsection 7.5.1(c); (iv) and the prorated amount due Buyer, if any, of the charges for utilities referred to in the second sentence of Subsection 7.5.1(d).

     7.6  Insurance  The fire, hazard, and other insurance policies relating to
          ---------
the Property shall be canceled by Seller as of the Closing Date and shall not, under any circumstances, be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Seller.

     7.7  Close of Escrow  As soon as Buyer and Seller have deposited all items
          ---------------
required with Escrowholder, and upon satisfaction of the Sections hereof entitled "Buyer's Conditions Precedent to Closing" and "Seller's Conditions Precedent to Closing," Escrowholder shall cause the sale and purchase of the Property to be consummated (the "Closing") in accordance with the terms hereof by immediately and in the order specified:

     (a)  Wire Transfer  Wire transferring the Purchase Price, less the Broker's
          -------------
Commission, and the amount of costs paid by Seller at Closing, and plus or minus the amount of any prorations pursuant to the terms hereof, all as set forth on the closing statement signed by Seller, directly to Seller pursuant to Seller's written closing instructions, provided, however, in the event Escrowholder receives written notice that the Seller's rights to the Agreement have been assigned to a Qualified Intermediary under an Exchange Agreement to which Seller is a party, then wire transfer the Purchase Price, less the Broker's Commission, and the amount of costs paid by Seller at Closing, and plus or minus the amount of any prorations pursuant to the terms hereof, all as set forth on the closing statement signed by Seller, directly to the Qualified Intermediary pursuant to Seller's written closing instructions provided, further however, that if, in the opinion of Escrowholder, such wire transfer cannot be initiated by Escrowholder on or before 12:00 p.m. Central Time on the Closing Date, said Closing shall be consummated on the next business day (without re-proration), but the net sales proceeds shall be reinvested in an overnight, interest-bearing account, with the highest possible yield and such net sales proceeds plus the overnight interest earned thereon shall be disbursed the next business day along with the recording of the Deed, but Buyer and Seller shall not be released from their obligations hereunder.

     (b)  Recordation  Recording the Deed;
          -----------

     (c)  Delivery of Other Escrowed Documents
          ------------------------------------

            (i) Joint Delivery Delivering to each of Buyer and Seller at least one executed counterpart of each of the (a) Assignment and Assumption of Lease, (b) Assignment and Assumption of Service Contracts and Other Obligations and (c) closing statement.

            (ii) Buyer's Delivery Delivering to Buyer the (a) Bill of Sale, (b) FIRPTA Affidavit, (c) Certificate of Corporate Authorization, (d) Seller's Certificate of Reaffirmation of Representations, (e) Affidavit as to Debts, Liens, Parties in Possession and GAP Coverage, and (f) Assignment of Intangibles.

            (iii) Seller's Delivery Delivering to Seller Buyer's Certificate of Reaffirmation of Representations.

     (d)  Broker's Commission  Delivering to Broker the Broker's Commission for
          -------------------
     services rendered to Seller, as reflected on the closing statement executed by Seller and Buyer. In the event there is a co-broker, Broker shall be responsible for delivering to any co-broker the commission agreed to between Broker and co-broker and neither Buyer nor Seller shall have any responsibility for payment of any commission or fee to any co-broker.

     7.8  Possession  As of the Closing Date, possession of the Property,
          ----------
subject to the rights and interests of Tenants pursuant to the Lease, along with the following items shall be delivered to Buyer:

     (a)  Lease  The original of the Lease and any amendments thereto (if
          -----
     available), or a copy of each Lease and any amendments thereto in the possession of Seller, if not previously delivered to Buyer.

     (b)  Service Contracts  The originals of all Service Contracts in the
          -----------------
     possession of Seller that have been assigned to and assumed by Buyer, if not previously delivered to Buyer.

     (c)  Keys  Any keys to any door or lock on the Property in the possession
          ----
     of Seller.

     (d)  Licenses and Permits  All original licenses or permits or certified
          --------------------
     copies thereof issued by governmental authorities having jurisdiction over the Property which Seller has in its possession and which are transferable.

     7.9  Recorded Instruments  As soon after the Closing as possible,
          --------------------
Escrowholder shall deliver to Buyer the original recorded Deed, and shall deliver to Seller a copy of the recorded Deed, with recordation information noted thereon.

     7.10 Tenant Notice  On or before the Closing Date, Seller agrees to sign or
          -------------

cause its management agent to sign, and Buyer agrees to sign, notice to the Tenant informing Tenant that the Property has been sold by Seller to Buyer. Immediately following the Closing, Buyer shall deliver such notices to all of the tenants of the Property.

                                   ARTICLE 8
                           CONDEMNATION AND CASUALTY
                           -------------------------

     In the event of any condemnation or taking of the Property, or loss or damage by fire or other casualty to the Property, prior to the Closing, which does not exceed the Materiality Limit, the Closing shall occur just as if such condemnation, loss or damage had not occurred, and Seller shall assign to Buyer all of Seller's interest in any condemnation actions and proceeds, or deliver to Buyer any and all proceeds paid to Seller by Seller's insurer with respect to such fire or other casualty; provided, however, that Seller shall be entitled to retain an amount of such insurance proceeds equal to Seller's reasonable expenses, if any, incurred in repairing the damage caused by fire or other casualty. At Closing, in the case of a casualty, Seller shall give Buyer a credit on the Purchase Price equal to the lesser of the estimated cost of restoration or the amount of any deductible. Seller shall maintain "all risk" replacement value insurance coverage in place on the Property at all times prior to the Closing

     In the event of any condemnation of all or a part of the Property, or loss or damage by fire or other casualty to the Property, prior to the Closing, which exceeds the Materiality Limit, at Buyer's sole option, either:

     (a) this Agreement shall terminate in accordance with Article 2 hereof entitled "Non-Default Termination" if Buyer shall so notify Seller in writing within ten (10) days of Buyer having actual knowledge of the casualty or condemnation; or

     (b) if Buyer shall not have timely notified Seller of its election to terminate this Agreement in accordance with Subsection (a) above, the Closing shall occur just as if such condemnation, loss, or damage had not occurred, without reduction in the Purchase Price, and Seller shall assign to Buyer all of Seller's interest in any condemnation actions and proceeds or deliver to Buyer any and all proceeds paid to Seller by Seller's insurer with respect to such fire or other casualty; provided, however, that Seller shall be entitled to retain an amount of such insurance proceeds equal to Seller's reasonable expenses, if any, incurred in repairing the damage caused by such fire or other casualty. At Closing, in the case of a fire or other casualty, Seller shall give Buyer a credit on the Purchase Price equal to the lesser of the estimated cost of restoration or the amount of the deductible.

     Notwithstanding anything contained herein to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Article 8 will exclude business interruption or rental loss insurance proceeds, if any, allocable to the period through the Closing Date, which proceeds will be retained by Seller. Any business interruption or rental loss insurance proceeds received by Seller and allocable to the period after the Closing Date shall be delivered to Buyer.

                                   ARTICLE 9
                                    NOTICES
                                    -------

     All notices, requests, demands, and other communications required or permitted to be given under this instrument shall be in writing and shall be conclusively deemed to have been duly given or delivered, as the case may be,
(i) when hand delivered to the addressee, or (ii) one (1) business day after having been deposited, properly addressed and prepaid for guaranteed next-business-day delivery, with a nationally-recognized overnight courier service (e.g., UPS, FedEx, or U.S. Express Mail). All such notices, requests, or demands shall be addressed to the party whom notice is intended to be given at the addresses set forth in Article 2 hereof entitled "Basic Terms," or to such other address as a party may from time to time designate by notice given to the other party(ies); provided, however that no party may require notice be given or delivered to more than three (3) addresses.

                                   ARTICLE 10
                             SUCCESSORS AND ASSIGNS
                             ----------------------

     This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that Buyer shall not transfer, sell, or assign all or any portion of Buyer's rights hereunder except to an affiliate of Buyer; provided, further, that the assignment by Seller of its rights to this Agreement to a Qualified Intermediary under the Subsection hereof entitled "Assignment of Rights to Agreement to Qualified Intermediary," shall not constitute an assumption by Qualified Intermediary of Seller's obligations hereunder.

                                   ARTICLE 11
                                    BROKERS
                                    -------

     Buyer and Seller represent to each other that they have dealt with no broker or other person except the Broker in connection with the sale of the Property in any manner which might give rise to any claim for commission.
Seller agrees to be responsible for payment of Broker's fees only and does not, nor will, assume any liability with respect to any fee or commission payable to any co-broker or any other party. No broker or person other than Broker is entitled to receive any broker's commissions, finder's fees, or similar compensation from Seller in connection with any aspect of the transaction contemplated herein. It is agreed that if any claims for brokerage commissions or fees are ever made against Seller or Buyer in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and said party who is responsible shall indemnify and hold the other party harmless against any claim for brokerage or finder's fees, or other like payment based in any way upon agreements, arrangements, or understandings made or claimed to have been made by Buyer or Seller with any third person. This provision shall survive the Closing or other termination of this Agreement.

                                   ARTICLE 12
                             COVENANT NOT TO RECORD
                             ----------------------

     Buyer will not record this Agreement or any memorandum or other evidence thereof. Any such recording shall constitute a material default hereunder on the part of Buyer.

                                   ARTICLE 13
                                    DEFAULT
                                    -------

     In the event the Closing does not occur as a result of a default by either party, it is agreed by both Seller and buyer that the remedies for default are provided for in the following Sections and shall constitute the sole and exclusive remedies of the aggrieved party in the event of default by the other party.

     13.1  Default by Buyer  In the event of default by Buyer, Seller's sole and
           ----------------
exclusive remedy, except as set forth further in this Section, is to retain all Earnest Money (including all interest thereon) as liquidated damages, in which event, this Agreement shall become null and void and both parties shall thereupon be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement. Such amount is agreed upon by and between Seller and Buyer as liquidated damages acknowledging the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; provided, however, that nothing herein contained shall limit the right of Seller to seek damages from Buyer due to any slander of title by Buyer after the termination of this Agreement, or due to any other action taken by Buyer with respect to the property after the termination of this Agreement.

     13.2  Default by Seller In the event of default by Seller, Buyer may
           -----------------
elect either: (i) to terminate this Agreement and receive reimbursement of the Earnest Money (including all interest thereon), in which event, this Agreement shall become null and void and both parties shall thereupon be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement; or (ii) to file, within thirty (30) days of the Closing Date, an action for specific performance of Seller's express obligations hereunder, without abatement of, credit against, or reduction in the Purchase Price. Escrowholder and/or seller shall not be obligated to return the Earnest Money (including all interest thereon) to Buyer unless buyer gives seller and/or Escrowholder written notice terminating all of Buyer's interest in the Property and this Agreement; provided, however, that failure of Buyer to give Seller such notice shall not be construed to expand Buyer's rights or remedies in any manner.

                                   ARTICLE 14
                            NON-DEFAULT TERMINATION
                            -----------------------

     In the event of any termination of this Agreement (except only a termination of this Agreement to which the provisions of Article 13 hereof entitled "Default" are applicable), the following provisions shall apply:

     (a) except for those obligations which expressly survive termination of this Agreement, neither Buyer nor Seller shall have any further obligations hereunder; and

     (b) upon satisfaction of all of Buyer's monetary obligations under this Agreement, the Earnest Money (including interest earned thereon) shall be returned to Buyer upon Seller's receipt of (i) written notice from Buyer expressly acknowledging the termination of all of Buyer's interest in the Property and this Agreement; and (ii) all materials provided to Buyer by Seller or Seller's agents, and any copies made by Buyer or Buyer's agents pursuant to this Agreement; provided, however, that failure of Buyer to give Seller such notice shall not be construed to expand Buyer's rights or remedies in any manner.

                                   ARTICLE 15
                                  INDEMNITIES
                                  -----------

     15.1  Seller Indemnity.  Seller shall, effective from and after the Closing
           -----------------
Date, as the sole and exclusive obligation of Seller with respect to this Agreement or the Property, except as provided further in this Section, indemnify, defend and hold Buyer harmless from and against any actual, direct damages (and reasonable attorneys' fees and other legal costs) incurred by Buyer within one (1) year of the Closing Date which Buyer can prove Buyer would not have incurred but for any inaccuracy as of the Closing Date in the representations and warranties of Seller set forth in the Section hereof entitled "Representations and Warranties of Seller," and
Article 11 Entitled Brokers but specifically excluding any statement of facts, whenever occurring, that Buyer had notice of on or before the Closing Date. Such agreement by Seller to so indemnify, defend and hold Buyer harmless shall be null and void except to the extent that, within one (1) year of the Closing Date, Buyer has actually incurred such damage and Seller has received notice from Buyer pursuant to Article 9 hereof entitled "NOTICES" referring to this Section and specifying the amount nature and facts underlying any claim being made by Buyer hereunder.

     In addition, Seller shall indemnify defend and hold Buyer harmless from and against any actual, direct damages (and reasonable attorneys' fees and other legal costs) incurred by Buyer for a claim which: (a) is made by a third party alleging a tort committed by Seller, or (b) alleges bodily injury or property damage related to the Property and occurring before the Closing Date; provided that such claim does not arise out of or in any way relate to Hazardous Material or pollutants. Additionally, this provision does not limit the Buyer's remedies under Section 15.3 of this Agreement.

     15.2  Buyer Indemnity  Buyer shall, effective from and after the Closing
           ---------------
Date, as the sole and exclusive obligation of Buyer with respect to this Agreement or the Property, except as provided further in this Section, indemnify, defend and hold the Indemnified Parties, harmless from and against any actual, direct damages (and reasonable attorneys' fees and other legal costs) incurred by the Indemnified Parties within one (1) year of the Closing Date which the Indemnified Parties can prove would not have incurred but for any inaccuracy as of the Closing Date in the representations and warranties of Buyer set forth in Section hereof entitled "Representations and Warranties and Covenants of Buyer," and Article 11 Entitled Brokers but specifically excluding any statement of facts, whenever occurring, that Seller had notice of on or before the Closing Date. Such agreement by Buyer to so indemnify, defend and hold the Indemnified Parties harmless, shall be null and void except to the extent that, within one (1) year of the Closing Date, the Indemnified Parties have actually incurred such damage and Buyer has received notice from the Indemnified Parties pursuant to Article 9 hereof entitled "NOTICES" referring to this Section and specifying the amount, nature and facts underlying any claim being made by any of the Indemnified Parties hereunder.

     In addition, Buyer shall indemnify, defend and hold the Indemnified Parties, harmless from and against any actual, direct damages (and reasonable attorneys' fees and other legal costs) incurred by any of the Indemnified Parties for a claim which: (a) is made by a third party alleging a tort committed by Buyer, or (b) alleges bodily injury or property damage related to the Property and occurring on or after the Closing Date;

provided that such claim does not arise out of or in any way relate to Hazardous Material or pollutants. Additionally, this provision does not limit the Seller's remedies under Section 15.3 of this Agreement.

     15.3  Unknown Environmental Liabilities  "Unknown Environmental
           ---------------------------------
Liabilities" (as defined below) relating to the Property which exist on or before the Closing Date shall be allocated in accordance with applicable law.
As used herein, "Unknown Environmental Liabilities" means future obligations to remediate Hazardous Material located on the Property on or before the Closing Date, but only to the extent such Hazardous Material is not disclosed in Seller's Environmental Report(s), Buyer's Environmental Report(s), or which Buyer otherwise has notice of as of the Closing Date, and only to the extent the presence of such Hazardous Material violates applicable state and federal environmental laws and regulations as they exist as of the Closing Date.

     15.4  Release  Except with respect to Seller's indemnification obligations
           -------
set forth in Section hereof entitled "Seller Indemnity" and Seller's obligations, if any, under Section hereof entitle "unknown Environmental Liabilities," Buyer hereby waives, releases and forever discharges the Indemnified Parties from all other claims, damages, losses, causes of action and all other expenses and liabilities relating to this Agreement or the Property (including, without limitation, claims, damages, losses, causes of action and all other expenses and liabilities relating to environmental law and/or the presence of Hazardous Material), whether direct or indirect, known or unknown, foreseeable or unforeseeable, and whether relating to any period of time either before or after the Closing Date.

     15.5  Survival  All of the provisions of this Article 15 shall survive the
           --------
Closing, subject to the limitations set forth herein.

                                   ARTICLE 16
                                 MISCELLANEOUS
                                 -------------

     16.1  Survival of Representations, Covenants, and Obligations  Except as
           -------------------------------------------------------
otherwise expressly provided herein, no representations, covenants, or obligations contained herein made by Seller or Buyer shall survive Closing or termination of this Agreement.

     16.2  Attorneys' Fees  In the event of any litigation between the parties
           ---------------
hereto concerning the terms hereof, the losing party shall pay the reasonable attorneys' fees and costs incurred by the prevailing party in connection with such litigation, including appeals.

     16.3  Publicity  Except as otherwise provided in Section 3.3(c) of this
           ---------
Agreement, Buyer agrees that it shall treat this transaction as strictly confidential prior to Closing.

Without limiting the foregoing, Buyer will make no public announcement of the transactions contemplated herein, and, except with the consent of Seller, will not directly or indirectly contact the Property's vendors or contractors until after Closing occurs. Neither party will publicly advertise or announce the occurrence of the sale of the Property, except by mutual written consent, until after the Closing Date.

     16.4  Captions  The headings or captions appearing in this Agreement are
           --------
for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

     16.5  Waiver  No waiver by any party of any breach hereunder shall be
           ------
deemed a waiver of any other or subsequent breach.

     16.6  Time  Time is of the essence with regard to each provision of this
           ----
Agreement. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or national/banking holiday, then the time of that period shall be deemed extended to the next day which is not a Saturday, Sunday or national/banking holiday. If the Closing Date provided for herein should fall on a Friday, Saturday, Sunday or national/banking holiday, then the Closing Date shall be deemed extended to the next day which is not a Friday, Saturday, Sunday or national/banking holiday. Each and every day described herein shall be deemed to end at 5:00 p.m. Central Time.

     16.7  Controlling Law  This Agreement shall be construed in accordance with
           ---------------
the laws of the state in which the Property is located.

     16.8  Severability  In the event that any one or more of the provisions of
           ------------
this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Agreement invalid or unenforceable, and the remaining provisions hereof shall remain in full force and effect.

     16.9  Construction  Buyer and Seller agree that each party and its counsel
           ------------
have reviewed, and if necessary, revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits, or schedules hereto.

     16.10  Like-Kind Exchange
            ------------------

            16.10.1  Assignment of Rights to agreement to Qualified Intermediary
                     -----------------------------------------------------------
Buyer understands that Seller may desire to transfer the Property in a transaction qualifying as a like-kind exchange under Internal Revenue Code
Section 1031, and the regulations thereunder. Accordingly, Seller may assign its rights to this Agreement to a third party (referred to herein as a "Qualified Intermediary"), and Buyer hereby consents to such assignment. Buyer shall execute such documents and take such other action as may reasonably be requested by Seller for the purpose of so qualifying the transaction as a like-kind-exchange under Section 1031, and the regulations thereunder. Notwithstanding the foregoing, no such assignment shall operate to relieve Seller of its obligations under this Agreement nor cause Buyer to incur any costs with respect thereto.

          16.10.2  Reassignment  Buyer and Seller each understand that the
                   ------------
Qualified Intermediary may desire (at some time after the Closing) to reassign the rights to this Agreement to Seller. Buyer hereby consents to any such reassignment and agrees that in the event of any such reassignment, Seller shall enjoy all of the rights and privileges of the "Seller" under this Agreement and under any documents executed in connection herewith (including, but not limited to the right to: (i) enforce the breach of any and all representations, warranties, covenants and agreements contained, in this Agreement or any other document executed in connection herewith; (ii) enforce, and to enjoy, the benefit of any indemnification obligation of the "Buyer" contained in this Agreement or any other document executed in connection herewith; (iii) enforce, and to enjoy, and rely upon any and all waivers, agreements, acknowledgments, guarantees, releases, discharges, certifications, affirmations, reaffirmations, undertakings, approvals, admissions and assumptions executed or undertaken by the Buyer under or in connection with this Agreement, any document executed in connection herewith, or the transaction described herein; and (iv) enjoy any and all limitations upon the representations, warranties, agreements, obligations, responsibilities, and liabilities of the "Seller" under this Agreement). Buyer further agrees that in the event of any such reassignment, then Seller shall have any and all of the rights, privileges and remedies against or with respect to Buyer as would exist if the assignment (by Seller to the Qualified Intermediary) referred to in herein had never been made.

     16.11  Execution  This Agreement may be executed in any number of
            ---------
counterparts, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one agreement.

     16.12  Amendments  This Agreement may be modified, supplemented, or amended
            ----------
only by a written instrument executed by Buyer and Seller.

     16.13  Entire Agreement  This written Agreement constitutes the entire and
            ----------------
complete agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations, warranties, and statements, oral or written, are merged herein. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date, as herein defined in Article 2 hereof entitled "BASIC TERMS."

     SELLER:  THE NORTHWESTERN MUTUAL LIFE INSURANCE
              COMPANY, a Wisconsin corporation

                    By:  Northwestern Investment Management Company,
                         LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

                         By:  /s/ Michael P. Cusick
                            ---------------------------------------
                         Name:  Michael P. Cusick
                               ------------------------------------
                         Its:  Managing Director
                              -------------------------------------

                         Date: March 19, 2001
                               ------------------------------------


     BUYER:   WELLS CAPITAL, INC., A GEORGIA CORPORATION

              By: /s/ Douglas P. Williams
                  --------------------------------------

              Name: Douglas P. Williams
                    ------------------------------------

              Its:  Senior Vice President
                   -------------------------------------

              Date: ____________________________________

                            RECEIPT BY ESCROWHOLDER
                            -----------------------

     The Escrowholder hereby acknowledges receipt of the foregoing Agreement and of the Earnest Money referred to therein and agrees to accept, hold, and return such Earnest Money and disburse any funds received thereunder in accordance with the provisions of said Agreement.

          CHICAGO TITLE INSURANCE COMPANY

          By: _________________________
          Name:________________________
          Its:_________________________

          Date of receipt: ____________